UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOANALYTICAL SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

INDIANA	35-1345024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906
(Address of principal executive offices)	(Zip code)

(765) 463-4527
(Registrant's telephone number, including area code)

Non-Qualified Stock Option Agreement with Richard M. Shepperd
Non-Qualified Stock Option Agreement and
Employee Incentive Stock Option Agreement with Michael R. Cox
Non-Qualified Stock Option Agreement and
Employee Incentive Stock Option Agreement with Edward M. Chait
Non-Qualified Stock Option Agreement with Andrew N. Brown
Non-Qualified Stock Option Agreement with Sue Faulconbridge
Non-Qualified Stock Option Agreement with Bryan Green
Non-Qualified Stock Option Agreement with Mark Wareing
Non-Qualified Stock Option Agreement with Simon Hemmings
2008 Stock Option Plan
(full title of the plans)

Michael R. Cox Vice President-Finance, Chief Financial Officer and Treasurer Bioanalytical Systems, Inc. 2701 Kent Avenue West Lafayette, Indiana 47906 (Name and address of agent for service)	(765) 463-4527 (Telephone number, including area code, of agent for service)	Copies to: Stephen J. Hackman Ice Miller LLP One American Square, Box 82001 Indianapolis, Indiana 46282 (317) 236-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares (2008 Stock Option Plan)	500,000	$6.82	$3,410,000	$135
Common Shares (Shepperd Agreement)	275,000	$7.10	$1,952,500	$77
Common Shares (2004 Cox Agreements)	50,000	$4.58	$229,000	$9
Common Shares (2007 Cox Agreement)	30,000	$8.60	$258,000	$10
Common Shares (2004 Chait Agreements)	50,000	$5.69	$284,500	$11
Common Shares (2007 Chait Agreement)	30,000	$8.60	$258,000	$10
Common Shares (Brown Agreement)	5,000	$2.88	$14,375	$1
Common Shares (Faulconbridge Agreement)	3,000	$5.74	$28,700	$1
Common Shares (Green Agreement)	2,000	$4.25	$12,750	$1
Common Shares (Wareing Agreement)	10,000	$8.79	$17,580	$4
Common Shares (Hemmings Agreement)	3,000	$5.74	$57,400	$1

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such indeterminate additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2) The offering price has been estimated solely for the purpose of the calculation of the registration fee. The registration fee has been calculated in the manner described in paragraphs (c) and (h) of Rule 457 in the following manner:

(a) to the extent the exercise price of the options for which the underlying shares, or the grant price of the shares reoffered by this prospectus is known, the registration fee is based upon the applicable exercise price; and

(b) to the extent the offering price is not known, the registration fee is calculated based on the average of the high and low prices reported in the consolidated reporting system.

Explanatory Note

This registration statement is being filed pursuant to General Instruction C to Form S-8 to register common shares of Bioanalytical Systems, Inc. (the "Company") to be issued pursuant to (a) the Company's 2008 Stock Option Plan, which replaces the 1997 Employee Stock Option Plan and the 1997 Outside Director Stock Option Plan (expired), (b) the May 17, 2007 Non-Qualified Stock Option Agreement with President and CEO Richard M. Shepperd in connection with his extended employment agreement, (c) the April 1, 2004 Non-Qualified Stock Option Agreement with Vice President of Finance and Administration Michael R. Cox in connection with his employment agreement, (d) the August 1, 2005 Non-Qualified Stock Option Agreement with Chief Business Officer Dr. Edward M. Chait in connection with his employment agreement, (e) the February 8, 2000 Non-Qualified Stock Option Agreement with Andrew N. Brown in connection with his employment agreement, (f) the July 22, 2005 Non-Qualified Stock Option Agreement with Sue Faulconbridge in connection with her employment agreement, (g) the December 11, 1998 Non-Qualified Stock Option Agreement with Bryan Green in connection with his employment agreement, (h) the December 7, 2007 Non-Qualified Stock Option Agreement with Mark Wareing in connection with his employment agreement, and (i) the July 22, 2005 Non-Qualified Stock Option Agreement with Dr. Simon Hemmings in connection with his employment agreement, as well as reoffers and resales of common shares issued pursuant to certain option agreements with certain of our executive officers.

This Registration Statement contains several parts. Immediately following Part I is a prospectus that has been prepared in accordance with the requirements of Part I of Form S-3 (as required by Section c.1 of the General Instructions to Form S-8). That prospectus will be used for offers and sales of our common shares that may be issued upon exercise of the options granted pursuant to (a) the May 17, 2007 Non-Qualified Stock Option Agreement with Mr. Shepperd, (b) the April 1, 2004 Non-Qualified Stock Option Agreement with Mr. Cox (c) the Employee Incentive Stock Option Agreement dated April 1, 2004 with Mr. Cox, (d) the Employee Incentive Stock Option Agreement dated November 6, 2007 with Mr. Cox, (e) the August 1, 2005 Non-Qualified Stock Option Agreement with Dr. Chait in connection with his employment agreement, (f) the Employee Incentive Stock Option Agreement dated August 1, 2005 with Dr. Chait, and (g) the Employee Incentive Stock Option Agreement dated November 6, 2007 with Dr. Chait. The next part contains information required in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2: Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933.

Prospectus
Bioanalytical Systems, Inc.
435,000 Common Shares

This prospectus is being used in connection with the offering from time to time by Richard M. Shepperd, Michael R. Cox and Edward M. Chait, Ph.D. (or by others to whom they may have pledged or donated such shares, or by their estates), of an aggregate of 435,000 of our common shares which may be issued by us upon the exercise by or on behalf of Mr. Shepperd, Mr. Cox or Dr. Chait, in whole or in part, of stock options that we awarded to Mr. Shepperd (275,000 shares) on May 17, 2007, Mr. Cox (50,000 shares and 30,000 shares, respectively) on April 1, 2004 and November 6, 2007 and Dr. Chait (50,000 shares and 30,000 shares, respectively) on August 1, 2005 and November 6, 2007.

Persons selling shares under this prospectus may sell their shares from time to time, in market transactions or otherwise, in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at prices negotiated with purchasers. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the “Act”), in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares; however, we will receive proceeds from any exercise of the options granted to Mr. Shepperd, Mr. Cox or Dr. Chait. There is no guarantee that these options will be exercised, but any proceeds received therefrom will be used for working capital and general corporate purposes. We will pay the expenses of preparing this prospectus and the related registration statement.

Our common shares are traded on the NASDAQ Global Market under the symbol “BASI.” On September 29, the most recent practicable date prior to the date of this prospectus, the NASDAQ Official Closing Price of our common shares was $4.60 per share.

Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906; our telephone number is (765) 463-4527.

An investment in our common shares being offered by this prospectus involves risks and uncertainties. Before you purchase any our common shares, you should carefully consider the information set forth under the heading “Risk Factors” included in Item 1A of Part I of our annual report on Form 10-K for the fiscal year ended September 30, 2007, as such Risk Factors may be updated after the date of this prospectus by future "Risk Factors" sections that may be included in our future annual reports on Form 10-K (currently designated Item 1A of Part I) and future “Risk Factors” sections in our future quarterly reports on Form 10-Q (currently designated Item 1A of Part II). See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2008

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	7
COMPANY OVERVIEW	7
SHARES OFFERED	8
CAUTION ABOUT FORWARD-LOOKING STATEMENTS	8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
USE OF PROCEEDS	10
SELLING SHAREHOLDERS	10
PLAN OF DISTRIBUTION	11
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS	13

You should rely only upon the information contained or incorporated by reference in this prospectus, or provided in a prospectus supplement, or in the registration statement of which this prospectus is a part. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents or that any information that is incorporated by reference is accurate as of any date other than as stated by such information. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration statement. Under this shelf process, the selling shareholders named in this prospectus (and their pledgees, donees, and estates, if any) may, from time to time, sell their common shares in one or more offerings. This prospectus provides you with a general description of the common shares being offered. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading "Where You Can Find More Information" included elsewhere in this prospectus.

The registration statement that contains this prospectus and the exhibits to such registration statement, contain additional information about us and the securities being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement and exhibits can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov, and through a link to our SEC filings that we have included on the "Investors" page of our website at http://www.bioanalytical.com/invest/index.php, as described under the heading "Where You Can Find More Information" included elsewhere in this prospectus.

COMPANY OVERVIEW

The Company provides contract research services and sells research equipment to many leading global pharmaceutical, medical research and biotechnology companies and institutions. We offer an efficient, variable cost alternative to our clients' internal product development programs. For our clients, the outsourcing of development research to reduce overhead and speed drug approvals through the Food and Drug Administration ("FDA") is an established alternative to in-house research and development. Both our research services and research products are focused on determining drug safety and efficacy. Since our formation in 1974, we have been involved in research to help our clients in the approval process for drugs used to treat central nervous system disorders, diabetes, osteoporosis and other diseases. We support preclinical and clinical development needs of researchers and clinicians for small molecule through large biomolecule drug candidates. We believe our scientists have the skills in analytical instrumentation development, chemistry, computer software development, physiology, medicine, and toxicology to make the services and products we provide increasingly valuable to our current and potential clients whose scientists are engaged in analytical chemistry, clinical trials, drug metabolism studies, pharmacokinetics and basic neuroscience research.

Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906; our telephone number is (765) 463-4527.

SHARES OFFERED

We are registering for sale by the selling shareholders named in this prospectus (and their pledgees, charitable donees, and estates, if any) up to 435,000 shares of our common shares that may be acquired upon the exercise by or on behalf of the selling shareholders in whole or in part, of certain options to purchase our shares. We are also registering for sale by such persons any additional common shares which may become issuable with respect to the shares covered by this prospectus by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of our outstanding common shares.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements from our use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions. Readers are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which the forward-looking statements contained in (or incorporated by reference in, or which may in the future be incorporated by reference, in) this prospectus are based are (or in the case of future statements will be) reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward-looking statements contained in this prospectus (including any statements that may now or in the future be incorporated into this prospectus) will prove to be accurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed under the heading “Risk Factors” or similar headings in documents that are incorporated into this prospectus by reference. The inclusion of a forward-looking statement should not be regarded as a representation by us that our objectives will be achieved.

Because of these risks, assumptions and other uncertainties, our actual results, performance or achievements may be materially different from the results, performance or achievements indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information superseded by information in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have filed (excluding any documents or portions of documents that are not "filed" but rather are "furnished") previously with the SEC (under our SEC File No. 000-23357, unless otherwise indicated):

•	our Annual Report on Form 10-K for the year ended September 30, 2007;

•	our proxy statement and related proxy materials in connection with our March 20, 2008, annual meeting of shareholders filed with the SEC on February 5, 2008;

•	our Current Report on Form 8-K filed with the SEC on February 11, 2008;

•	our Current Report on Form 8-K filed with the SEC on July 7, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008; and

•
the description of our common shares and preferred shares included under the column headed “BASi” in the section headed “COMPARISON OF SHAREHOLDER RIGHTS” in the prospectus/proxy statement contained in our Registration Statement on Form S-4 (File No. 333-99593) filed September 13, 2002, as amended.

We also incorporate by reference all documents that we file (excluding any documents or portions of documents that are not "filed" but rather are "furnished") under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to each person to whom a copy of this prospectus is delivered (including any beneficial owner) a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. This information will be provided upon written or oral request, and at no cost to the requester, made to Bioanalytical Systems Inc., 2701 Kent Avenue, West Lafayette, Indiana 47906; Attention: BASi Investor Relations; Phone: 765-463-4527. If the person requesting this information is a holder of our securities, we will also send the requester any exhibits that are specifically incorporated by reference in that information.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the shares. We may receive proceeds from the purchase of our common shares by one or more of the selling shareholders upon the exercise of options held by them if and when such options are exercised. If and to the extent that the options are exercised, we will use the proceeds for working capital and general corporate purposes. We will pay all expenses of the registration of the shares. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

This prospectus relates to our common shares that are being registered for reoffers and resales by selling shareholders who have acquired or may acquire shares pursuant to certain options to purchase common shares.

The following table includes certain information with respect to the selling shareholders and their “beneficial” ownership (within the meaning of Rule 13d-3 under the Exchange Act), of our common shares.

The selling shareholders may, from time to time, resell all, a portion or none of our common shares covered by this prospectus. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them under this registration statement.

The address of each of the selling shareholders is c/o Bioanalytical Systems, Inc., 2701 Kent Avenue, West Lafayette, Indiana 47906.

Name, Position	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned Before Offering (1)	Number of Shares to be Offered for the Account of the Selling Shareholder (2)	Number of Shares to be Owned After Offering	Percentage to be Beneficially Owned After Offering
Richard M. Shepperd, President and Chief Executive Officer	90,750 (3)	1.8%	275,000	15,750	0.3%
Michael R. Cox, Vice President of Finance and Administration	50,000 (4)	1%	80,000	0	0%
Edward M. Chait, Chief Business Officer	50,000 (5)	1%	80,000	0	0%

(1) The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the Rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which included the power to vote or direct the voting of such security, or “investment power” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person as a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed the beneficial owner of securities as to which he or she has no economic interest.

(2) All shares shown are shares that the selling shareholders have the right to acquire pursuant to outstanding options.

(3) Includes 75,000 shares that Mr. Shepperd has the right to acquire pursuant to options that are exercisable within 60 days of the date of this prospectus.

(4) All shares shown are shares that Mr. Cox has the right to acquire pursuant to options that are exercisable within 60 days of the date of this prospectus.

(5) All shares shown are shares that Dr. Chait has the right to acquire pursuant to options that are exercisable within 60 days of the date of this prospectus.

PLAN OF DISTRIBUTION

Mr. Shepperd, Mr. Cox and Dr. Chait (and any of their pledgees or donees, or estates) may, from time to time, sell any or all of their common shares covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. The selling security holders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the shares we are registering. The selling shareholders may transfer, devise or gift such shares by other means not described in this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of common shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker- dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any selling shareholders may from time to time pledge or grant a security interest in some or all of the common shares owned by him that he may acquire upon exercise of his options and, if he defaults in the performance of any of his secured obligations, the pledgees or secured parties may offer and sell the pledged shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to sales of our common shares and activities of the selling shareholders.

EXPERTS

The Company’s financial statements with respect to each of the two fiscal years ended September 30, 2007 that are incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2007 have been audited by Crowe Chizek and Company LLC, as stated in its report incorporated herein by reference. The Company’s financial statements with respect to the fiscal year ended September 30, 2005 that are incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2007 have been audited by KPMG LLP, as stated in its report incorporated herein by reference. Both of such firms are independent registered public accounting firms, and we have incorporated our financial statements for the respective years described above into this prospectus in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (“SEC” or the “Commission”) under the Securities Act of 1933, as amended, with respect to our common shares offered by this prospectus. This prospectus is part of that registration statement and does not contain all of the information included in the registration statement. For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Commission.

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (such as our Company) at http://www.sec.gov.

We file annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C., and access them via the Internet site, as described above. You can request copies of those documents upon payment of a duplicating fee, by writing to the Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We may indemnify our present and former directors, officers, employees, or agents or any person who may have served at our request as a director, officer, employee, or agent of another corporation against liability incurred in any proceeding, civil or criminal, in which any such person is made a party by reason of being or having been in any such capacity, or arising out of his or her status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, and (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, and, if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. Our articles of incorporation include certain provisions under which we may be obligated to indemnify our directors and officers (and advance their defense costs) in respect of such claims under such circumstances, subject to certain conditions. Further, we have insured our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors or officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Bioanalytical Systems, Inc.

435,000 Common Shares

PROSPECTUS

September 30, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the documents set forth below that we have filed (excluding any documents or portions of documents that are not "filed" but rather are "furnished") previously with the SEC (under our SEC File No. 000-23357, unless otherwise indicated):

•	our Annual Report on Form 10-K for the year ended September 30, 2007;

•	our proxy statement and related proxy materials in connection with our March 20, 2008, annual meeting of shareholders filed with the SEC on February 5, 2008;

•	our Current Report on Form 8-K filed with the SEC on February 11, 2008;

•	our Current Report on Form 8-K filed with the SEC on July 7, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

We also incorporate into this Registration Statement by reference all documents that we file (excluding any documents or portions of documents that are not "filed" but rather are "furnished") under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of this Registration Statement and before the filing of a post-effective amendment that indicates that the securities covered by this Registration Statement have been sold or that deregisters the securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this Registration Statement, commencing on the date on which the document is filed.

Item 4. Description of Securities.

N/A.

Item 5. Interests of Named Experts and Counsel.

N/A.

 Item 6. Indemnification of Officers and Directors.

Indiana Business Corporation Law ("IBCL")

In general, Chapter 37 of the IBCL provides for mandatory director indemnification and optional director indemnification.

1. Mandatory. Unless otherwise limited by its Articles of Incorporation, an Indiana corporation is required to indemnify a director who was wholly successful in the defense of any proceeding to which the director was  party because the director is or was a director of the corporation. The corporation is required to pay all reasonable expenses incurred by the director in connection with the proceeding.

2. Optional. Indiana law permits indemnification of directors against liabilities and expenses incurred in proceedings if the individual acted in good faith and reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must either have had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. Any determination as to whether, and to what extent, an Indiana corporation may indemnify a director must be made (x) by a majority vote of a quorum of the directors not a party to the proceeding, (y) by special legal counsel, or (z) by the shareholders.

3. Expenses. An Indiana corporation may advance expenses to a director if it receives a statement from the director that (a) he believes the required standard of conduct for optional indemnification has been met, (b) the director undertakes unconditionally to repay the corporation for the advances if it is later determined the standard has not been met, and (c) there are no facts known which would preclude indemnification.

4. Officer Indemnification. Unless otherwise limited in an Indiana corporation's Articles of Incorporation, an officer is entitled to indemnification under the circumstances for mandatory indemnification set forth above to the same extent as a director. Additionally, an Indiana corporation may also provide further indemnification for its officers through its articles, its by-laws, resolution by its directors, or contract.

Articles of Incorporation

 Article V of the Second Amended and Restated Articles of Incorporation of the Company provides for indemnification of officers and directors against all liability and reasonable expenses incurred by such person on account of or arising out of that person's relationship to the Company, provided that the party to be indemnified satisfies the requirements of Chapter 37 of the IBCL.

Insurance

 Officers and directors of the Company are presently covered by insurance which (with certain exceptions and certain limitations) indemnifies them against any losses or liabilities arising from any alleged wrongful act (as defined in the policy), including breach of duty, neglect, error, misstatement, misleading statements, omissions or other acts done or wrongfully attempted.

Item 7. Exemption from Registration Claimed.

N/A.

Item 8. Exhibits.

The following exhibits are filed with this registration statement.

Number	Description
4.1	Bioanalytical Systems, Inc. 2008 Stock Option Plan
4.2	Letter agreement dated May 18, 2007, between the Company and Richard M. Shepperd evidencing grant of options with respect to 275,000 common shares
4.3
Letter agreement dated April 1, 2004, between the Company and Michael R. Cox evidencing grant of options with respect to 25,000 common shares (incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ended March 31, 2004)

4.4
Letter agreement dated August 1, 2005, between the Company and Dr. Edward M. Chait evidencing grant of options with respect to 25,000 common shares (incorporated by reference to Exhibit 10.24 to Form 10-K for the year ended September 30, 1995)

4.5	Letter agreement dated February 8, 2000, between the Company and Andrew N. Brown evidencing grant of options with respect to 5,000 common shares
4.6	Letter agreement dated July 22, 2005, between the Company and Sue Faulconbridge evidencing grant of options with respect to 3,000 common shares
4.7	Letter agreement dated December 11, 1998, between the Company and Bryan Green evidencing grant of options with respect to 2,000 common shares
4.8	Letter agreement dated December 7, 2007, between the Company and Mark Wareing evidencing grant of options with respect to 10,000 common shares

4.9	Letter agreement dated July 22, 2005, between the Company and Dr. Simon Hemmings evidencing grant of options with respect to 3,000 common shares
5.1	Opinion of Ice Miller LLP
23.1	Consent of Ice Miller LLP (contained in Exhibit 5.1)
23.2	Consent of Crowe Horwath, LLP
23.3	Consent of KPMG LLP
24.4	Power of Attorney (set forth on Signature Page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 30, 2008.

BIOANALYTICAL SYSTEMS, INC.

By:	/s/ Richard M. Shepperd
Richard M. Shepperd, President and Chief Executive Officer

Each of the undersigned do hereby appoint Richard M. Shepperd and Michael R. Cox his true and lawful attorney to execute on his behalf any and all amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Richard M. Shepperd	President, Chief Executive Officer and	September 30, 2008
Richard M. Shepperd	Director (principal executive officer)

/s/ Michael R. Cox	Vice President, Finance &	September 30, 2008
Michael R. Cox	Administration, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ William E. Baitinger	Director	September 30, 2008
William E. Baitinger

/s/ David W. Crabb	Director	September 30, 2008
David W. Crabb

/s/ Leslie B. Daniels	Director	September 30, 2008
Leslie B. Daniels

/s/ Larry S. Boulet	Director	September 30, 2008
Larry S. Boulet

INDEX TO EXHIBITS

Number	Description
4.1	Bioanalytical Systems, Inc. 2008 Stock Option Plan

4.2	Letter agreement dated May 18, 2007, between the Company and Richard M. Shepperd evidencing grant of options with respect to 275,000 common shares

4.3
Letter agreement dated April 1, 2004, between the Company and Michael R. Cox evidencing grant of options with respect to 25,000 common shares (incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ended March 31, 2004)

4.4
Letter agreement dated August 1, 2005, between the Company and Dr. Edward M. Chait evidencing grant of options with respect to 25,000 common shares (incorporated by reference to Exhibit 10.24 to Form 10-K for the year ended September 30, 1995)

4.5	Letter agreement dated February 8, 2000, between the Company and Andrew N. Brown evidencing grant of options with respect to 5,000 common shares

4.6	Letter agreement dated July 22, 2005, between the Company and Sue Faulconbridge evidencing grant of options with respect to 3,000 common shares

4.7	Letter agreement dated December 11, 1998, between the Company and Bryan Green evidencing grant of options with respect to 2,000 common shares

4.8	Letter agreement dated December 7, 2007, between the Company and Mark Wareing evidencing grant of options with respect to 10,000 common shares

4.9	Letter agreement dated July 22, 2005, between the Company and Dr. Simon Hemmings evidencing grant of options with respect to 3,000 common shares

5.1	Opinion of Ice Miller LLP

23.1	Consent of Ice Miller LLP (contained in Exhibit 5.1)

23.2	Consent of Crowe Horwath, LLP

23.3	Consent of KPMG LLP

24.4	Power of Attorney (set forth on Signature Page)